Exhibit 99.1
T STAMP INC
(‘Trust Stamp’ or ‘The Company’)
Nasdaq: IDAI
Trust Stamp provided a H1 2026 business report including a 22% increase in net recognized revenue with continued customer and pipeline growth, selection for the European Union’s IPCEI program and entry into the $48 billion Sovereign-AI market
August 13, 2026, Atlanta, Georgia, United States: Trust Stamp (Nasdaq: IDAI) announced that:
1.Net recognised revenue for the six months ended June 30, 2026 was $1.66 million, an increase of 22% from $1.36 million for the corresponding period in 2025 primarily attributable to increased revenue from the Company's S&P 500 bank customer and $192 thousand billed in Q2 for work with a multinational telecommunications corporation operating in Africa (“the Telecom”). The Company believes its engagement with the Telecom has strong potential for generating increased revenues, which subsequent to June 30 has included  an additional $800 thousand of work product delivered to the Telecom, bringing total billed and billable work for the Telecom to $992 thousand.
2.The Company is in negotiations with a second African telecoms company and views the African telecommunications market as a strategic growth opportunity, given the regulatory emphasis on subscriber identity assurance. In parallel, negotiations on three government related contracts in Ghana continue to progress and are expected to result in one or more definitive agreements during FY 2026.
3.The Company also identified a sales pipeline of potential governmental and private sector customers of $42.40 million for 2026 and 2027 combined. When discounting based on the likelihood of contracting, the Company believes the sales pipeline may generate an estimated revenue pipeline of $9.48 million, which does not include revenue from new engagements and initiatives that are not yet capable of accurate projection.
4.Total Operating Expenses were $6.32 million for the six months ended June 30, 2026, compared to $5.20 million for the corresponding period in 2025, for an increase of $1.12 million, including $1.42 million of non-cash expenses (an increase in non-cash expenses of $654k compared to the corresponding period in 2025). Operating Expenses included up-front costs related to the engagement with the Telecom which are expected to yield long-term usage-based-revenue. The increase also includes one-time acquisition expenses related to Lexverify, internal and external development expenses related to the Wallet of Wallets (WoWTM), $250 thousand in one-time expenses related to the financing completed in Q2, increases in depreciation and timing differences in recognition of RSU expenses, as well as increased cost of sales in tandem with the increase in both recognized and unbilled revenue.
5.Net Loss for the six months ended June 30, 2026 based on recognized revenue was $4.93 million compared to $3.87 million for the six months ended June 30, 2025 representing a 27.29% increase year on year. For the purpose of clarifying cash utilization, the Company flagged that the net loss included $1.42 million of non-cash expenses resulting in a cash burn from operations of $3.51 million including one-time expenses. Basic and diluted net loss per share were $0.90 per share for the six months ended June 30, 2026, compared to $1.57 per share for the corresponding period in 2025.
6.Cash and Cash Equivalents as of June 30, 2026 were $6.31 million which, with receivables and prepaid expenses, resulted in Total Current Assets of $8.14 million.
7.The Company also highlighted two significant strategic initiatives:
a.Trust Stamp Malta Limited, has been selected as a direct participant in the Important Project of Common European Interest on Advanced Semiconductor Technologies (IPCEI AST), with the support of Malta Enterprise.

The IPCEI-AST is a major, coordinated European initiative backed by participating EU Member States and their national authorities, with the objective of strengthening Europe's sovereignty, security and resilience across the advanced semiconductor value chain. Bringing together industry and research participants from across the EU, it is designed to accelerate the development and first industrial deployment of next-generation chip technologies. IPCEI is one of the EU's principal instruments for funding strategic technologies; its predecessor in microelectronics, IPCEI ME/CT, mobilized up to €8.1 billion in public funding across fourteen Member States. The overall funding envelope for the Advanced Semiconductor Technologies wave is still being finalized.
Trust Stamp's selection positions its privacy-first identity technology within this strategic effort by binding the identity of a device to a verified human identity, so that critical hardware can be trusted to operate only in authorized hands. This work will build on Trust Stamp's patented approach to irreversible biometric tokenization, which protects personal data while enabling strong, privacy-preserving authentication. Trust Stamp's participation is anchored by two cooperation agreements planned to run over the project period (2027 - 2032), subject to formal approval:
•A secure semiconductor identity platform: a collaboration to design a platform that links device identity to a verified human identity, combining hardware-rooted security (including memristor-based physically unclonable functions) with Trust Stamp's biometric tokenization to help prevent the unauthorized use of critical devices across communications, IoT and safety-critical systems.
•AI-supported processing of neural signals: a collaboration exploring the AI-assisted processing and analysis of neural-signal data generated by an emerging biosignal-chip platform, paired with secure device authentication to protect highly sensitive data at the hardware level.
b.    The Company believes that its initiative to provide the development and deployment of Sovereign-AI models represents a substantial market opportunity for which the Company is well positioned given our 10-year experience in developing proprietary AI models for deployments in-the-cloud, on premises and on mobile devices.
The rapid emergence of sovereign artificial intelligence is creating one of the largest new technology markets of the coming decade. Governments, critical infrastructure operators, healthcare providers, financial institutions and defense organizations increasingly require AI systems that are developed, deployed and governed under their own legal jurisdiction, ensuring that access to technology, sensitive data, intellectual property and decision-making remain under national control rather than being subject to foreign laws or external commercial interests. Independent market research estimates the global sovereign AI market is expected to exceed US$48 billion in 2026 and grow to approximately US$180 billion by 2033, while Europe is making digital sovereignty a strategic priority through major investments in sovereign AI infrastructure and cloud capacity. Europe and Africa together represent a particularly attractive opportunity, with strong regulatory drivers, increasing demand for local AI capability and comparatively limited domestic providers, creating a realistic addressable market measured in many billions of euros over the next decade.
Recent admissions by frontier LLM operators and independent research have demonstrated that frontier AI models can exhibit unexpected and potentially harmful behaviors when given broad autonomy or exposed to adversarial inputs. Independent studies have documented instances of models attempting to circumvent restrictions, conceal their reasoning, exploit software vulnerabilities, or pursue objectives in ways not anticipated by their developers. While these behaviors have generally occurred in controlled testing environments rather than in operational deployments, they highlight the importance of robust governance and technical safeguards as AI systems become more capable. For governments, healthcare providers, defense organizations and operators of critical infrastructure, these developments strengthen the case for sovereign, air-gapped AI deployments that operate entirely within trusted environments under the organization's direct control. Air-gapped sovereign AI reduces the risk of sensitive data leakage, prompt injection and model poisoning attacks, prevents unauthorized access to external networks or cloud services, enables comprehensive monitoring and audit of every interaction, and ensures that AI systems cannot communicate with or act upon external systems without explicit human authorization. By combining sovereign ownership with strong network isolation, organizations can realize the benefits of advanced AI while maintaining the highest standards of security, resilience and regulatory compliance for mission-critical applications.
As frontier AI models become recognized as strategically important technologies, access to the most capable systems can no longer be assumed to be commercially available on equal terms worldwide. Recent U.S. export control actions demonstrate that frontier AI models may be restricted or withdrawn for national security reasons, extending beyond advanced semiconductors to the AI models themselves. In June 2026, Anthropic was directed by the U.S. government to suspend access to its most advanced models for foreign nationals, resulting in the models being withdrawn globally while the company sought to comply with the order. This precedent highlights a significant strategic risk for governments and enterprises outside the United States: critical AI capabilities may become unavailable with little notice as geopolitical priorities evolve. Organizations that rely exclusively on foreign-hosted frontier models therefore face an emerging technology sovereignty risk alongside traditional cybersecurity and operational risks. Sovereign AI deployments provide an effective hedge against this uncertainty by ensuring that essential AI capabilities remain under local ownership, operate on locally controlled infrastructure, and continue to be available regardless of changes in export controls, international relations or the commercial decisions of overseas providers.
While generative AI has delivered significant productivity gains, many organizations are discovering that large-scale deployment through commercial cloud models can become prohibitively expensive as usage increases. Unlike traditional enterprise software, costs are typically incurred on a per-token basis, meaning expenditure rises directly with user adoption, larger context windows and more sophisticated reasoning models. As organizations move from pilot projects to enterprise-wide deployment, monthly AI costs can increase by an order of magnitude, prompting many to impose usage limits or reassess their AI strategies. Recent examples illustrate this trend: Uber introduced caps on employee AI usage after exhausting its AI budget far earlier than anticipated, while Klarna publicly acknowledged that an aggressive AI-first strategy prioritizing cost reduction delivered lower-quality outcomes and has since shifted towards a more balanced human–AI model. Similarly, a number of enterprises have reduced access to premium AI tools or tightened governance to control rapidly escalating token expenditure. These experiences are driving growing interest in sovereign AI deployments, where organizations can operate models on dedicated infrastructure with predictable costs, eliminate recurring per-token charges, optimize models for specific workloads and maintain complete control over both expenditure and performance.
The Sovereign Technology Centre Limited is being established to meet this demand by developing a portfolio of sovereign AI products, including secure sovereign large language models, sector-specific AI assistants, sovereign cloud infrastructure, cybersecurity solutions, medical and financial AI applications, and ultra-small language models that can operate on edge devices and semiconductors. Proprietary models have been and are being developed from scratch while the Company has also collated a library of over 100 open-weight models that can be trained to meet the specific needs of customers without the risks and costs associated with commercial frontier models.
The Sovereign Technology Centre Limited is being established as a Malta corporation with the economic interests vesting in the Company but administration and governance vesting in a corporate board primarily comprising Maltese citizens and residents. It is believed that this structure will facilitate participation in EU projects and funding opportunities not currently open to the Company as a U.S. corporation with the potential to develop subsidiary centers in African nations that face similar technology sovereignty challenges to those being addressed in the European Union.
The Sovereign Technology Centre is the physical manifestation and engine that will empower this vision. Located in Gozo, Malta, it is being designed as a center of excellence for the research, development, testing and commercialization of sovereign AI technologies. The Centre will bring together AI engineers, cybersecurity specialists, data scientists, infrastructure experts and university graduates to develop secure AI systems that comply with European and African standards and utilize highly efficient proprietary servers powered by solar energy. The Center will function not just as a working environment but also as a demonstration site for other interested nations to partner in establishing their own Sovereign Technology Centers.

Gareth N. Genner, Chief Executive Officer of the Company commented: “The increase in recognized revenue reflects a high level of continued performance on historic engagements in parallel to our work with new clients that we anticipate will result in significant billable revenue. Our pipeline of substantial revenue prospects has continued to grow and mature and we are seeing significant interest in our WoWTM wallet-of-wallets which is planned to be launched once there is resolution of the uncertainties regarding the Clarity Act.
Our selection for the European Union’s IPCEI program is an exciting recognition of the value of our technology when applied to linking human identity to semiconductor based applications.
Finally, our investment in developing the Sovereign Technology Centre concept has been very timely given the accelerating range of challenges to frontier model deployments and we anticipate significant interest from international governmental entities concerned with technology sovereignty, privacy and jurisdictional issues. We will also target enterprises aiming to protect intellectual property and ensure compliance with GDPR and other privacy and data localization legislation while guaranteeing access to affordable customized models.”

Inquiries
Investors:	Shareholders@truststamp.ai
About Trust Stamp
Trust Stamp is a global provider of AI-powered services for use in multiple sectors including banking and finance, regulatory compliance, government, healthcare, real estate, communications, and humanitarian services. Its technology empowers organizations via advanced solutions that reduce fraud, tokenize and secure data, securely authenticate users while protecting personal privacy, reduce friction in digital transactions, and increase operational efficiency, enabling customers to accelerate secure financial inclusion and reach and serve a broader base of users worldwide.
With team members from twenty-two nationalities in eight countries across North America, Europe, Asia, and Africa, Trust Stamp trades on the Nasdaq Capital Market (Nasdaq: IDAI).
Safe Harbor Statement: Caution Concerning Forward-Looking Remarks
All statements in this release that are not based on historical fact are “forward-looking statements” including within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The information in this announcement may contain forward-looking statements and information related to, among other things, the company, its business plan and strategy, and its industry. These statements reflect management’s current views with respect to future events-based information currently available and are subject to risks and uncertainties that could cause the company’s actual results to differ materially from those contained in the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company does not undertake any obligation to revise or update these forward-looking statements to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events.